Exhibit 21.  Subsidiaries of the Registrant

                                                             Percentage
                                          State or country   of voting
                                             in which        securities
                                            incorporated        owned
Registrant:
  Dravo Corporation                    Pennsylvania              --

Subsidiaries of Dravo Corporation:
  Dravo Basic Materials
    Company, Inc.                      Alabama                  100%
  Dravo Equipment Company              Delaware                 100
  Dravo Lime Company                   Delaware                 100
  Princeton Ridge, Inc.                New Jersey               100

Subsidiaries of Dravo Basic Materials
 Company, Inc.:
  Dravo Natural Resources Company      Delaware                  50

Subsidiaries of Dravo Lime Company:
  Dravo Natural Resources Company      Delaware                  50


























                                        21-1